Chembio Awarded Three Year $3MM NIH SBIR Phase II Grant to Complete DPP® Test for Human Leptospirosis

MEDFORD, N.Y (June 25, 2009) Chembio Diagnostic Systems, Inc. (a wholly-owned subsidiary of Chembio Diagnostics, Inc., OTCBB CEMI) has been awarded a three-year $3 million Small Business Innovative Research (SBIR) Phase II grant from the United States National Institutes of Health (NIH) to fully develop, validate, and commercialize a rapid diagnostic test for leptospirosis for general use worldwide. The test will be developed utilizing Chembio’s patented Dual Path Platform (DPP®) technology together with proprietary reagents developed by Cornell University and the Oswaldo Cruz Foundation at the Brazilian Ministry of Health.

Development of the test will be in collaboration with the Division of Infectious Diseases, Weill Medical College, Cornell University in New York and the Oswaldo Cruz Foundation, the largest biomedical research institution in Latin America.  In the Phase I work completed in 2008, which occurred with this same collaborative group, novel diagnostic targets were identified and evaluated in a prototype test in Chembio’s patented DPP® format. The studies demonstrated that the test prototype had an overall sensitivity of 85% and a specificity of 90% using serum samples of leptospirosis patients from Brazil and Thailand.  Furthermore, the DPP® prototype had a sensitivity of 78% in identifying leptospirosis in the first 7 days of illness, the "window-of-opportunity" during which initiation of antimicrobial therapy provides the greatest benefit.

The lack of an effective diagnostic test has been one of the major barriers to addressing leptospirosis, a life-threatening zoonotic disease, whose global burden is estimated to be as high as 500,000 cases annually. Leptospirosis is an emerging infectious disease problem in industrialized countries such as the US, and is a significant cause of mortality and morbidity among impoverished populations in developing countries. Leptospirosis, especially in the early stage of illness, is often misdiagnosed as dengue, malaria and other causes of acute fever.  The delay in detecting leptospirosis has potentially severe consequences since the disease progresses to cause life-threatening manifestations such as pulmonary hemorrhage syndrome and acute renal failure.

Dr. Albert Ko, Associate Professor of Medicine at Weill Medical College, Cornell University and Visiting Researcher at Oswaldo Cruz Foundation, commented, “The collaboration with Chembio has been successful in applying the selected markers to Chembio’s DPP format. This grant enables us to complete development of the assay and make it available to health professionals and public health authorities as part of an effort in combating this important global infectious disease problem.”

Javan Esfandiari, Senior Vice President of R&D of Chembio, commented, “We are pleased with the recognition that the awarding of this grant by NIH provides Chembio and to our patented DPP® technology. I am most appreciative of the excellent work of Dr Albert Ko from Cornell and Dr. Konstantin Lyashchenko, Chembio’s Senior R&D Director, as well as the rest of Chembio’s R&D team.

About DPP®

The Dual Path Platform immunoassay is a recent innovation in the field of rapid testing for which Chembio received a US patent in 2007. DPP® technology employs two separate and distinct membrane strips, one for the sample migration and one for the test reagents. This unique dual-flow design allows for improved control and management of the sample flow. As a result, the immunological reaction is more efficient than lateral flow tests based upon studies performed by Chembio.

About Weill Cornell Medical College

The Division of Infectious Diseases at Weill Medical College mission encompasses clinical care, research, and education. The Division has 50 full-time and voluntary faculty members and is responsible for the NewYork-Presbyterian Hospital/Weill Cornell Medical Center's Infectious Diseases Clinical Service, the HIV/AIDS Program and the Weill Cornell Travel Medicine Clinic (WCTMC). The Weill Cornell HIV/AIDS Program provides care to ~2,000 HIV-infected persons, in addition to conducting basic and clinical research. The WCTMC is staffed by the faculty and provides travel advice and immunizations for ~3,000 persons annually, in addition to infectious diseases consultations. The Infectious Diseases Fellowship Training Program provides individualized training through faculty guidance, clinical rotations, mentored research, and didactic coursework. The Division has a cadre of internationally recognized physician-scientists who are devoted to basic laboratory and patient-centered research, education and service, both in the United States and abroad (Brazil, Haiti, India, Nigeria, Tanzania, and Tunisia).

 About Oswaldo Cruz Foundation

Bio-Manguinhos/ Oswaldo Cruz (“FIOCRUZ”) is the largest immuno-biological producer (vaccines, kits for diagnosis of infectious and parasitic diseases, and bio-pharmaceuticals, such as erytropoetin and interferon) in Latin America. With a physical infrastructure comprising nearly 600,000 square feet and a workforce of approximately 1,000, Bio-Manguinhos was created in 1976. The unit is capable of processing over 120 million doses of vaccines per year, supplying up to 30 million doses per year of yellow fever vaccine alone to meet Brazilian and export requirements. In 2006, FIOCRUZ was awarded the Prize for Best Public Health Institution in the world granted by the World Federation of Public Health. Up to 2.5 million kits are produced each year through agreements with the Health Surveillance Secretariat and the National Program on Sexually Transmitted Diseases and Aids, both from the Ministry of Health. In 2004, Bio-Manguinhos entered into a technology transfer, supply and license agreement with Chembio for one of Chembio's rapid HIV tests, and in January 2008, entered into similar agreements for DPP(R) rapid tests for Leishmania and Leptospirosis, and a third agreement for a multiplex DPP(R) test for the confirmation of HIV-1 that could be performed at the point of care.

About Chembio Diagnostics

Chembio Diagnostics, Inc., through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc., develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio also has rapid tests for veterinary tuberculosis and Chagas disease.  In 2007 Chembio received a U.S. patent for its Dual Path Platform (DPP®) technology which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Susan Norcott 631-924-1135 x125 or snorcott@chembio.com

# # #